Exhibit 99(a)(1)(D)

Blue Owl Technology Income Corp.
Notice of Withdrawal Form

Blue Owl Technology Income Corp. (referred to herein as the “Company” or “OTIC”)
Offer to Repurchase Date: May 23, 2025 Expiration Date: June 30, 2025 at 7:00PM Eastern Time

To have your previously submitted repurchase canceled, this Notice of Withdrawal form must be received in good order no later than the expiration date listed above (unless the offer is extended). Do not submit this form to submit a repurchase request.

1 | Repurchase Withdrawal

By selecting here, the undersigned Shareholder of OTIC hereby withdraws the tender of his, her, or its Shares of OTIC, which the Shareholder submitted by a Tender Authorization form dated
May 23, 2025. The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal Form, properly executed, the Shares previously tendered will not be purchased by OTIC.

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	Name of Investor(s)/Entity		OTIC Account Number	SSN/Tax ID Number

►	Share Class (select one)	Class S	Class D	Class I

2 | Authorization and Signature of Investors
By signing below, the Investor hereby:
•authorizes OTIC to withdraw the tender request on file; and
•certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Notice of Withdrawal Form; and the information provided above is true and correct.
Each Investor must sign below:

Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

Once completed, send to:	Any questions?
Email: BlueOwl.Repurchases@sscinc.com	Email: ServiceDesk@blueowl.com
Overnight Mail: OTIC c/o DST Systems, Inc. as Processing Agent, 801 Pennsylvania Ave, Suite 219398, Kansas City, MO 64105	Call: 1-833-OWL-LINE